Exhibit 10.7


August 31, 2001



NStor Technologies, Inc.
10140 Mesa Rim Road
San Diego, CA  92121

Gentlemen:

The maturity dates of the following notes due to H. Irwin Levy from nStor Technologies, Inc. are hereby extended to December 31, 2001:

        Subordinated Promissory Note for $100,000, dated May 16, 2001

        Subordinated Promissory Note for $250,000, dated May 21, 2001

        Subordinated Promissory Note for $375,000, dated May 30, 2001

        Subordinated Promissory Note for $75,000, dated June 5, 2001

        Subordinated Promissory Note for $300,000, dated July 12, 2001

        Subordinated Promissory Note for $150,000, dated August 7, 2001

All notes were previously extended to August 31, 2001.

All other terms of the notes remain the same.

                                                        /s/ H. Irwin Levy
                                                       __________________
                                                        H. Irwin Levy